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                                                                    Exhibit 10.1


                             MASTER REVOLVING LOAN
                             AND SECURITY AGREEMENT
                             ----------------------
                                (Advantage Line)

     THIS MASTER REVOLVING LOAN AND SECURITY AGREEMENT (Advantage Line) (the "Agreement") is made and dated as of the 30th day of July, 1999, by and between IndyMac Mortgage Holdings, Inc., a Delaware corporation, doing business as Warehouse Lending Corporation of America ("Lender"), and Home Financing Centers, Inc., a Massachusetts corporation (the "Borrower"). Capitalized terms not otherwise defined herein shall have the meanings given such terms in Paragraph 11 below.

     1.   CREDIT FACILITY (MORTGAGE WAREHOUSING).

          l(a) CREDIT LIMIT. Lender agrees that it shall, on the terms and subject to the conditions set forth herein, from time to time to and including the Maturity Date, make loans (the "Loans" or a "Loan") to the Borrower, in amounts not to exceed in the aggregate at any time outstanding, the lesser of:

               (1) the Credit Limit; and

               (2) the Collateral Value of the Warehouse Borrowing Base.

          l(b) INTEREST. Subject to the provisions of Paragraph 3(d) below, the Borrower shall pay to Lender interest on Loans outstanding hereunder from the date disbursed (or, in the case of checks issued for Lender's account, from the date honored) to but not including the date of payment, monthly, in arrears, calculated on the Loans outstanding hereunder during the monthly interest computation period at the Applicable Rate plus the Margin.

          l(c) USE OF PROCEEDS. The proceeds of all Loans shall be utilized by the Borrower solely for the purposes of originating Types of Eligible Mortgage Loans as specified in the Variable Terms Letter.

          l(d) BORROWING BASE CONFORMITY; MARK-TO-MARKET REQUIREMENT.

               (1) In support of its obligation to repay Loans hereunder, the Borrower shall cause to be maintained with Lender or with a custodian for the account of Lender a Warehouse Borrowing Base consisting of Types of Eligible Mortgage Loans as specified in the Variable Terms Letter, such that the Collateral Value of the Warehouse Borrowing Base is not less than, at any date, the aggregate principal amount of Loans outstanding hereunder at such date.

               (2) The Borrower shall immediately prepay the Loans, without demand or notice, on any day, in the amount by which the aggregate principal amount of Loans outstanding hereunder exceeds the Collateral Value of the Warehouse Borrowing Base. In addition to all other payment obligations of the Borrower hereunder, upon written demand by Lender from time to time, the Borrower shall pay to Lender: (i) the amount by which the aggregate principal amount of Loans outstanding hereunder exceeds the Fair Market Value of the Warehouse Borrowing Base and (ii) with respect to any Mortgage Loan, whether or not an Eligible Mortgage Loan, the amount by which the Unit Collateral Value of such Mortgage Loan on the date such Mortgage Loan was first included in the Warehouse Borrowing Base exceeds the Fair Market Value of such Mortgage Loan on the date demand for payment is made by Lender hereunder.

          1(e) NOTE. The obligation of the Borrower to repay the Loans shall be evidenced by a note (the "Note") in the form attached hereto as EXHIBIT A.

          l(f) FEES. The Borrower shall pay to Lender the Fees on the date when due.


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     2.   LENDER FUNDING CONTINGENCY; ILLEGALITY.

          2(a) FUNDING. Lender shall be entitled to fund all or any portion of Loans in any manner it may determine in its sole discretion, including, without limitation, in any market or from any source within or outside the United States. The Borrower expressly acknowledges that, in making Loans available hereunder, Lender has been extended credit by other financial institutions, and that Lender's commitment to make any Loans hereunder is expressly contingent upon the continued funding of Lender by such financial institutions.

          2(b) CONTINGENT COMMITMENT. Notwithstanding any other provisions of this Agreement, in the event that (l) Lender is unable to procure or receive funding from its customary and usual sources, whether by virtue of a default by Lender under its financing arrangements, the inability or unwillingness of a financial institution to extend credit to Lender, or a disruption in the lending or repurchase market for warehouse loans, mortgage loans or mortgage-backed securities, or (2) any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance affecting the London inter bank market or the repurchase market for mortgage loans or mortgage-backed securities, shall make it unlawful or impractical for Lender to make or maintain Loans as contemplated by this Agreement, then in any such case: (i) any commitment by Lender hereunder to make or maintain Loans as contemplated by this Agreement shall forthwith be terminated, and (ii) Lender's Loans then outstanding shall be due and payable upon the earlier of (x) the date required by any financial institution providing funds to Lender, (y) sale of the Collateral of the Borrower securing such Loans in accordance with the terms of this Agreement and (z) the date as of which Lender determines that so making or maintaining such Loans is infeasible or impractical, in view of Lender's other business requirements and funding priorities. The provisions hereof shall survive the termination of this Agreement and payment of all other Obligations.

     3.   MISCELLANEOUS LENDING PROVISIONS.

          3(a) PROCEDURES FOR REQUEST AND MAKING OF LOANS. The Borrower shall, on each proposed funding date for a Loan, deliver a loan request in the form attached hereto as Exhibit B (a "Loan Request Form") to Lender by 9:00 a.m. (Los Angeles time). Such Loan Request Form shall specify the principal amounts of the Loan or Loans requested. In addition, in the case of any Loan that is to be utilized to fund an Eligible Mortgage Loan includable in the Warehouse Borrowing Base pursuant to a Collateral Confirmation Agreement, the Borrower shall deliver the Collateral Confirmation Agreement related to such Eligible Mortgage Loan to the Lender no later than 9:00 a.m. (Los Angeles time) on the proposed funding date; it being expressly acknowledged and agreed by the Borrower that no Loan requested to fund an Eligible Mortgage Loan includable in the Warehouse Borrowing Base pursuant to a Collateral Confirmation Agreement shall be made prior to receipt of the applicable Collateral Confirmation Agreement.

          3(b) PRINCIPAL AND INTEREST PAYMENTS. All Loans hereunder, with interest accrued and unpaid thereon, shall be payable on the earlier of (x) the Settlement Date of the related Mortgage Loan and (y) the Maturity Date. Interest for each month shall be due on or before the ninth day immediately following the last day of the preceding calendar month, or at such other time as may be notified by Lender to the Borrower from time to time.

          3(c) NATURE AND PLACE OF PAYMENTS; AUTHORIZATION TO DEBIT. All payments made on account of the Obligations shall be made without setoff or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority, and must be received by Lender by l:00 p.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if payment is received after 1:00 p.m. (Los Angeles time) by Lender, such payment will be considered to have been made on the next succeeding business day and interest thereon shall be payable at the then applicable rate during such extension. If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a business day, the due date thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the then applicable rate during such extension. All payments required to be made hereunder shall be made to such office or account as Lender shall from time to time designate. The Borrower hereby expressly authorizes Lender, and appoints Lender as its attorney-in-fact, to instruct the applicable depositary institution to


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debit any accounts maintained by the Borrower with such depositary institution in respect of Loans hereunder, including without limitation, the Funding Account and/or the Settlement Account, for all amounts due Lender on account of the Obligations.

          3(d) PREPAYMENTS.

               (1) The Borrower may prepay Loans hereunder in whole or in part at any time.

               (2) Loans hereunder are subject to mandatory prepayment (i) pursuant to Paragraph l(d) above, (ii) by application of proceeds of the sale or other disposition of Collateral as provided in Paragraph 4 below, and (iii) on the Settlement Date related to any Mortgage Loan as provided in Paragraph 3(b) above.

               (3) The Borrower shall pay in connection with any prepayment hereunder all interest accrued but unpaid on Loans to which such prepayment is applied concurrently with payment to the Lender of any principal amounts.

          3(e) POST-MATURITY INTEREST. Any Obligations not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to three percent (3%) above the highest Applicable Rate.

          3(f) COMPUTATIONS. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

          3(g) WIRE TRANSFERS. The obligation of Lender hereunder to make any disbursement to the Borrower, the proceeds of which are, at the Borrower's request, to be wire transferred to the Borrower or any other Person, shall be subject to all applicable laws and regulations both state and federal and the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk as such policy may be changed or amended from time to time ("Applicable Law and Policy"). The Borrower acknowledges that as a result of Applicable Law and Policy, the transmission of the disbursement which the Borrower has requested to be wire transferred may be significantly delayed.

          3(h) REDUCTION OF COMMITMENTS. In addition to Lender's rights under Paragraph 2 above:

               (1) Lender shall have the right, in its sole discretion, to reduce permanently, from time to time and without refund of any fee or other amount previously paid by the Borrower, the Credit Limit by an aggregate dollar amount up to the Applicable Reduction Amount.

               (2) For purposes hereof, the "Applicable Reduction Amount" shall be an amount not greater than the difference between (x) the Credit Limit as of the date of determination, and (y) the average daily dollar amount of all Loans outstanding, determined for the immediately preceding sixty (60) day period, PLUS $250,000.

               (3) In the event of any reduction pursuant to this Paragraph, Lender shall give the Borrower not less than thirty (30) days' prior written notice thereof, which notice shall designate (x) the effective date of such reduction, and (y) the Reduction Amount (which shall be in a minimum dollar amount of $100,000 or integral multiples of $10,000 in excess thereof). Any such reduction shall be effective on the date specified in the applicable notice with respect to the Credit Limit, and any fees payable to Lender in arrears on outstanding commitments immediately prior to such reduction shall be paid on or before the effective date thereof.

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     4.   COLLATERAL SECURITY.

          4(a) GRANT OF SECURITY INTEREST. As collateral security for the Obligations and any Affiliate Obligations, the Borrower hereby pledges, assigns and grants to Lender a first priority security interest in and lien upon the Collateral.

          4(b) DELIVERY OF MORTGAGE LOAN COLLATERAL. The Borrower shall from time to time deliver or cause Collateral consisting of Mortgage Loans to be delivered to Lender hereunder. Delivery of such Mortgage Loans shall be effected by delivery of the Required Collateral Documents related thereto, or by delivery of a Collateral Confirmation Agreement covering such Mortgage Loans (and subsequent delivery of the Required Collateral Documents therefor as permitted under subparagraph (o) of the definition of term "Eligible Mortgage Loan" in Paragraph 11 below).

          4(c) RELEASE OF MORTGAGE LOAN COLLATERAL.

               (1) Unless there shall have occurred and be continuing an Event of Default or Potential Default under this Agreement, Lender shall from time to time, upon written request of Borrower, release Required Collateral Documents relating to Mortgage Loans to Borrower, against a trust receipt executed by Borrower, in the form of EXHIBIT C hereto, in accordance with the trust receipt procedures specified on EXHIBIT D hereto; provided, however, that only one Mortgage Loan shall be released to the Borrower pursuant to this Paragraph 4(c)(1) at any time. Borrower hereby represents and warrants to Lender that any request by Borrower for release of Mortgage Loans shall be solely for the purposes of correcting clerical or other non-substantial documentation problems in preparation of returning such Mortgage Loans to Lender for ultimate sale or exchange, and that Borrower has requested such release in compliance with all terms and conditions of such release set forth in this Agreement, including, without limitation, subparagraph (k) of the definition of "Eligible Mortgage Loan" in Paragraph 11 below.

               (2) Prior to the occurrence of an Event of Default or Potential Default, upon delivery by the Borrower to Lender of a shipping request in the form of that attached hereto as EXHIBIT E (which shipping request shall be delivered to Lender prior to 10:00 a.m. (Los Angeles time) with respect to Mortgage Loans to be shipped on the same business day), Lender will transmit Mortgage Loans held by it as Collateral and specified therein for sale to an Approved Investor under cover of a transmittal letter in the form of that attached hereto as EXHIBIT F (or such other form as may be required under the agency or investor program pursuant to which the Mortgage Loans are being shipped), in each case duly completed and executed by Lender and the Borrower.

               (3) Prior to the occurrence of an Event of Default or Potential Default, Lender shall take such steps as it may be reasonably directed from time to time by the Borrower in writing which are not inconsistent with the provisions of this Agreement and which the Borrower deems necessary to enable the Borrower to perform and comply with Take-Out Commitments and with other agreements for the sale or other disposition of Mortgage Loans.

               (4) As long as no Event of Default or Potential Default has occurred and is continuing and if, but only if, such action is not inconsistent with the express provisions of this Agreement the Borrower may: originate, acquire and service Mortgage Loans; receive payments on Mortgage Loans from the Obligors thereunder and impounds and fees in connection therewith; retain, use and apply fees and payments made on account of the Mortgage Loans by the Obligors thereunder; disburse from impound accounts; in the ordinary course of Borrower's business, create, use, destroy and transfer records, files and other items described in the definition of "Collateral" in Paragraph 11 below; sell or otherwise dispose of Mortgage Loans not included in the Warehouse Borrowing Base, with or without servicing rights; pledge Mortgage Loans which are not types of Mortgage Loans includable in the Warehouse Borrowing Base; and enter into, exercise rights under, perform, modify, waive and cancel any Take-Out Commitments (provided that such Take-Out Commitments are at all times consistent with the definition thereof).


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               (5) Following an Event of Default or Potential Default, Lender
shall not, and shall incur no liability to the Borrower or any Person for refusing to, release any item of Collateral to the Borrower or any other Person.

          4(d) COLLECTION OF COLLATERAL PAYMENTS.

               (1) Until there shall occur an Event of Default or Potential Default, the Borrower shall, at its sole cost and expense, endeavor to obtain payment when due and payable of all sums due or to become due with respect to any Mortgage Loan constituting Collateral ("Mortgage Payments" or a "Mortgage Payment"), including without limitation, the taking of such action with respect thereto as Lender may request, or, in the absence of such request, as the Borrower may reasonably deem advisable; provided, however, that the Borrower shall not, without the prior written consent of Lender, grant or agree to any rebate, refund, compromise or extension with respect to any Mortgage Payment or accept any prepayment on account thereof (except those of the foregoing which are disclosed to Lender pursuant to subparagraph (g) of the definition of "Eligible Mortgage Loan" in Paragraph 11 below, or which are consistent with applicable other Approved Investor servicing guidelines). Thereafter, upon the request of Lender, the Borrower will notify and direct any party who is or might become obligated to make any Mortgage Payment to make payment thereof to Lender (or to the Borrower in care of Lender) at such address as Lender may designate.

               (2) If there shall occur an Event of Default or Potential Default, upon the request of Lender, the Borrower will, forthwith upon receipt, transmit and deliver to Lender, in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by Lender) which may be received by the Borrower at any time as payment on account of any Mortgage Payment, and if such request shall be made, until delivery to Lender, such items will be held in trust for Lender and will not be commingled by the Borrower with any of its other funds or property. Thereafter, Lender is hereby authorized and empowered to endorse the name of the Borrower on any check, draft or other instrument. For the payment of money received by Lender on account of any Mortgage Payment if Lender believes such endorsement is necessary or desirable for purposes of collection.

          4(e) SETTLEMENT ACCOUNT. All amounts payable on account of the sale of Mortgage Loans (including but not limited to a sale pursuant to a repurchase agreement), will in each case be instructed to be paid directly by the purchaser or payor to the Settlement Account. Pursuant to Paragraph 4(a) above the Borrower has granted to Lender a security interest in and lien upon the Settlement Account and in any and all amounts at any time held therein as collateral security for the Obligations. Lender shall hold its security interest in and lien upon all accounts referred to in the definition of "Collateral" in Paragraph 11 below and all funds at any time held therein with all rights of a secured party under the California Uniform Commercial Code.

          4(f) AUTHORIZED ACTION BY LENDER.

               (1) The Borrower hereby irrevocably appoints Lender as its attorney-in-fact to do (but Lender shall not be obligated to and shall incur no liability to the Borrower or any third party for failure so to do) at any time and from time to time any act which the Borrower is obligated by this Agreement to do, and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, including, without limitation, the right to (i) meet with and discuss the Borrower, the Loan Documents and the transactions contemplated thereby, and the Mortgage Loans constituting Collateral, with representatives of the applicable Approved Investors; (ii) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (iii) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (iv) insure, process and preserve the Collateral; (v) transfer the Collateral to Lender's own or its nominee's name; and (vi) make any compromise or settlement, and take any other action it deems advisable, with respect to the Collateral. Notwithstanding anything contained herein, in no


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     event shall Lender be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral. All costs and expenses, including attorneys' fees (including, but not limited to, those incurred on appeal), which Lender may incur with respect to any of the foregoing and any expenditures it may make to protect or preserve the Collateral or the rights of Lender, shall be for the account of the Borrower.

               (2) To induce any third Person to recognize the power of attorney hereunder and to act under this Paragraph 4(f), the Borrower hereby agrees that any third Person receiving a duly executed copy or facsimile of this Paragraph 4(f) may act in reliance hereon, and that termination of this Paragraph 4(f) shall be ineffective as to such third Person unless and until actual notice or knowledge of such termination shall have been received by such third Person, and the Borrower, on behalf of itself and its successors and assignees, hereby agrees to indemnify and hold harmless any such third Person from and against any and all claims that may arise against such third Person by reason of such third Person having reasonably relied on the provisions of this Paragraph 4(f).

          4(g) SERVICING OF MORTGAGE LOANS. The Borrower hereby covenants and agrees with Lender that as long as any Obligations remain unpaid or Lender has any obligation to make Loans hereunder, the Borrower shall service all Mortgage Loans included as Collateral at the Borrower's expense and without charge of any kind to Lender. The obligations of the Borrower shall include disbursing the Mortgage Loans, accounting for all such Mortgage Loans, and the proceeds thereof and collections thereon, collecting all sums owing and to become owing thereon when the same become due (including the institution and maintenance of any actions or proceedings, judicial or otherwise, to collect any sums or to enforce rights with respect to security for the payment of any Mortgage Loans), assuring that fire and casualty insurance with respect to each Mortgage Loan is maintained and that payment of the premiums with respect thereto is made when due, making and processing any claims under any such insurance and, with respect to any title insurance, any performance and payment bonds, maintaining records regarding taxes upon any Property which may be security for any such Mortgage Loans, and paying the taxes, assessments, and other charges against such Property before the same become delinquent, and defending any security interest securing payment of the Mortgage Loans (including any appearances in any legal actions or proceedings or otherwise to protect and defend the same). In addition, the Borrower will make appropriate notations in its books and records to reflect Lender's interest in all Mortgage Loans included as Collateral. The Borrower may delegate its obligations hereunder to service the Mortgage Loans to an independent servicer satisfactory to Lender pursuant to a servicing agreement approved by Lender. In any event, the Borrower or its delegate shall service such Mortgage Loans with the degree of care and in accordance with the servicing standards generally prevailing in the industry, including those required by Fannie Mae, Freddie Mac and GNMA.

          4(h) CUSTODIAL ARRANGEMENTS. Lender may from time to time appoint any Person to act as agent, bailee and/or custodian of Lender hereunder and to hold possession of the Collateral (or a portion thereof) and to take actions at the direction of Lender to the fullest extent and in such manner and at such times as are permitted by Lender hereunder. The Borrower hereby consents to any and all such appointments and agrees to deliver Collateral to such Person upon the direction of Lender. The Borrower further agrees that any such Person shall be exclusively the agent, bailee and/or custodian of Lender, that receipt of Collateral by Lender's custodian shall be constructive receipt by Lender and shall perfect Lender's security interest in the Collateral, and that the Borrower shall not have and shall not attempt to exercise any degree of control over such Person or over any Collateral held at any time by such Person. The Borrower further agrees that Lender shall not be liable for any act or omission by any agent, bailee and/or custodian selected by Lender with reasonable care.

     5.   GUARANTIES; ADDITIONAL CREDIT SUPPORT DOCUMENTS.

          5(a) GUARANTIES, ETC. As additional support for the Obligations, the Borrower agrees to execute and deliver or cause to be executed and delivered to Lender such Guaranties, subordinations and such additional pledge and/or security agreements as Lender may request, as set forth more particularly from time to time in the Variable Terms Letter (the "Additional Credit Support Documents").


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          5(b) FURTHER DOCUMENTS. The Borrower agrees to execute and deliver or to cause to be executed and delivered to Lender from time to time such confirmatory or supplementary security agreements, financing statements or other documents, instruments or agreements as Lender may request, which are in Lender's reasonable judgment necessary or desirable to obtain for Lender the benefit of the Collateral and the Additional Credit Support Documents.

     6.   CONDITIONS TO MAKING OF LOANS.

          6(a) FIRST LOAN. As conditions precedent to Lender's obligation to make the first Loan hereunder:

               (1) The Borrower shall have delivered or shall have caused to be delivered to Lender, in form and substance satisfactory to Lender, each of the following:

                        (i)   A duly executed copy of this Agreement;

                        (ii)  A duly executed copy of the Variable Terms Letter;

                        (iii) A duly executed copy of the Note;

                        (iv) Duly executed copies of any and all security agreements, financing statements, and other instruments, documents and agreements, properly executed, deemed necessary or appropriate by Lender, in its reasonable judgment, to create in favor of Lender a first perfected security interest in and lien upon the Collateral;

                         (v) Such credit applications, financial statements, articles of incorporation or partnership agreements, bylaws, good standing certificates, corporate borrowing or general partner resolutions and authorizations, incumbency and officer certificates, legal opinions and such information concerning the Borrower, any Approved Investors, or its or their business, operations and condition (financial and otherwise), in form satisfactory to Lender, as Lender may request.

               (2) Written notice shall have been given to each applicable financial institution of the Borrower's grant to Lender of a security interest in and lien upon each deposit account of Borrower maintained with such financial institution and constituting Collateral hereunder, including without limitation, any Funding Account and any Settlement Account.

               (3) All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

          6(b) ALL LOANS. As conditions precedent to Lender's obligation to make any Loan hereunder, including the first Loan, at and as of the date of the funding thereof the Borrower shall have delivered a Loan Request Form and any required documents to Lender, and:

               (1) The representations and warranties of the Borrower contained in the Loan Documents shall be accurate and complete in all material respects;

               (2) There shall not have occurred an Event of Default or Potential Default; and

               (3) Following the funding of the requested Loan, the aggregate Loans outstanding hereunder, shall not exceed the limitation of Paragraph 1(a) above.


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


By requesting Lender to make any Loan hereunder, the Borrower shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(l) through (b)(3) above.

     7.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

               As an inducement to Lender to enter into this Agreement and to make Loans as provided herein, the Borrower represents and warrants to Lender that:

               7(a) FINANCIAL CONDITION. Any financial statements of the Borrower which have heretofore been furnished to Lender are complete and correct and present fairly the financial condition of the Borrower at such dates and the results of its operations and changes in financial position for the applicable fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP or such regulatory accounting procedures as may be applicable to the Borrower.

               7(b) NO CHANGE. Since the Effective Date there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower.

               7(c) EXISTENCE; COMPLIANCE WITH LAW. The Borrower (1) is duly organized, validly existing and in good standing under the laws of the state of its organization and each jurisdiction where its ownership of property or conduct of business requires such qualification, (2) has the power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations.

               7(d) POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the power and authority and the legal right to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary action to authorize such borrowing on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered on behalf of the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

               7(e) NO LEGAL BAR OR CONSENTS. The execution, delivery and performance of the Loan Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Borrower or create or result in the creation of any Lien (except the Lien created by this Agreement) on any assets of the Borrower. No consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Borrower in connection with the execution and delivery of the Loan Documents (other than filings to perfect the Liens granted pursuant to the Security Agreement) or the performance of or compliance with the terms, provisions and conditions hereof or thereof or to assure the validity and enforceability of any of the Loan Documents.

               7(f) NO MATERIAL LITIGATION. Except as disclosed by the Borrower to Lender in writing prior to the date of the Variable Terms Letter, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of the Borrower's properties or revenues which (1) if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower or (2) questions the validity or enforceability of any of the Loan Documents.

               7(g) TAXES. The Borrower has filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property.

               7(h) FEDERAL RESERVE BOARD REGULATIONS. The Borrower is not engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Loan issued hereunder will be used for

"purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

               7(i) COLLATERAL. (1) The Borrower is the sole owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in the Collateral, will be the sole owner thereof); (2) except for security interests in favor of Lender, no Person has (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other Lien or otherwise) in, against or to the Collateral; (3) all information heretofore, herein or hereafter supplied to Lender by or on behalf of the Borrower with respect to the Collateral is accurate and complete; and (4) each item of Collateral delivered to Lender hereunder which is a Mortgage Loan is an Eligible Mortgage Loan.

               7(j) APPROVED SELLER/SERVICER. The Borrower is approved by each Approved Investor which has issued a Take-Out Commitment covering any Eligible Mortgage Loan, such approval status not to be subject to any material limiting conditions unique to the Borrower other than conditions acceptable to Lender in its reasonable business judgment.

               7(k) PLACE OF BUSINESS; RECORDS. The Borrower's chief place of business is at the address set forth in the Variable Terms Letter, and the Borrower's books, records and agreements concerning the Collateral are kept at the Borrower's chief place of business.

               7(l) SECURITIES ACTS. The Borrower has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of any Note.

     8. ADDITIONAL AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees with Lender that, as long as any Obligations remain unpaid or Lender has any obligation to make Loans hereunder, the Borrower shall:

               8(a) CERTIFICATES; REPORTS; FINANCIAL INFORMATION. Furnish or cause to be furnished to Lender:

                    (1) Within ten (10) business days of receipt thereof by the Borrower, copies of all compliance and audit reports received from any Approved Investor, and, within two (2) business days of receipt thereof by the Borrower, copies of all notices received from any Approved Investor of any change in status or notices of any withdrawal of approval of the Borrower as a seller or servicer of Mortgage Loans;

                    (2) Promptly, such additional financial and other information and reports, in form satisfactory to Lender, including, without limitation, financial statements of the Borrower or any Approved Investor, as Lender may from time to time reasonably request.

               8(b) PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, defaulted or accelerated, as the case may be, all its Indebtedness, except Indebtedness being contested in good faith and for which provision is made to the satisfaction of Lender for the payment thereof in the event the Borrower is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Borrower.

               8(c) MAINTENANCE OF EXISTENCE. Maintain all rights, privileges, licenses, approvals and franchises necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law.

               8(d) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower with its officers and employees and with its independent certified public accountants, if any.

               8(e) NOTICES. Promptly give notice to Lender of:

                    (1) The occurrence of any Potential Default or Event of Default;

                    (2) Any litigation or proceeding affecting the Borrower or the Collateral which could have a material adverse effect on the Collateral or the business, operations, property or financial or other condition of the Borrower; and

                    (3) Any material adverse change in the business, operations, property or financial or other condition of the Borrower.

               8(f) EXPENSES. Pay upon demand all reasonable out-of-pocket expenses of Lender (including fees and disbursements of counsel) incident to the transactions contemplated by the Loan Documents including, but not limited to, the preparation and negotiation of the Loan Documents, any amendments to or waivers of the provisions of the Loan Documents, the protection of the rights of Lender under the Loan Documents, the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other proceedings involving the Borrower, and the reasonable fees and disbursements of counsel to Lender in connection with the preparation and negotiation of the Loan Documents. The obligations of the Borrower under this Paragraph 7(f) shall be effective and enforceable whether or not any Loan is advanced by Lender hereunder and shall survive payment of the Obligations. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

               8(g) LOAN DOCUMENTS. Comply with and observe all terms and conditions of the Loan Documents.

               8(h) APPROVED SELLER/SERVICER. At all times remain approved by each Approved Investor which is party to a Take-Out Commitment, such approval status not to be subject to any material limiting conditions unique to the Borrower other than conditions acceptable to Lender in its reasonable business judgment.

     9. NEGATIVE COVENANTS. The Borrower hereby agrees that, as long as any Obligations remain unpaid or Lender has any obligation to make Loans hereunder, the Borrower shall not directly or indirectly without the prior written consent of Lender:

               9(a) INDEBTEDNESS; LIENS. Create, incur, assume or suffer to exist, any Lien upon the Collateral, or create, incur, assume or suffer to exist Indebtedness secured by any Lien upon any of its other property and assets other than:

                    (1) Indebtedness secured by Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Borrower shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                    (2) Indebtedness secured by Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Borrower's business;

                    (3) Indebtedness secured by purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall extend to any property other than such after-acquired property, and

                    (4) Indebtedness secured by Liens constituting Permitted Secured Debt.

               9(b) CONSOLIDATION AND MERGER. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, except that the Borrower may be consolidated with or merged with any corporation, provided that (1) in any such merger or consolidation the Borrower shall be the surviving or resulting corporation and (2) immediately after the effectiveness of such merger or consolidation there shall not have occurred and be continuing an Event of Default or Potential Default.

               9(c) PAYMENT OF DIVIDENDS. Declare or pay any dividends upon its shares of stock now or hereafter outstanding, except dividends payable in the capital stock of the Borrower, or make any distribution of assets to its stockholders in their capacity as such, whether in cash, property or securities.

               9(d) SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted.

               9(e) TANGIBLE NET WORTH. Permit the Borrower's Tangible Net Worth to be less than the amount required in the Variable Terms Letter under the heading "Minimum Required Tangible Net Worth" at any time.

               9(f) MANDATORY COMMITMENTS. Permit the Borrower's Minimum Prior Approval Percentage and Minimum Rate Lock Percentage in each case to be less than one hundred percent (100%).

               9(g) INVESTOR TAKE-OUT RATIO. Permit the Borrower's Approved Investor Take-Out Ratio to be less than the percentage required in the Variable Terms Letter under the heading "Minimum Required Approved Investor Take-Out Ratio" for any calendar quarter.

               9(h) AFFILIATE TRANSACTIONS. Enter into any transaction, including without limitation the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms's length transaction with a Person not an Affiliate; provided, however, that in no event shall the Borrower utilize or retain any closing agent, escrow agent, closing attorney, or title insurer that is an Affiliate without the prior written consent of Lender.

     10. EVENTS OF DEFAULT. Upon the occurrence and continuance of any of the following events (an "Event of Default"):

               10(a) The Borrower shall fail to pay any of the Obligations on the date when due; or

               lO(b) Any representation or warranty made by the Borrower in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any respect on or as of the date made; or

               10(c) Since the Effective Date, there has been a material adverse change in the business, operations, assets or financial or other condition of the Borrower; or

               10(d) The Borrower shall default in the observance or performance of any agreement contained in Paragraphs 4 or 8 above; or

               10(e) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days; or

               10(f) The Borrower shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations) or any other event shall occur, the effect of which is to cause such Indebtedness to become due prior to its stated maturity; or

               10(g)(1) The Borrower shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment for a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (iii) the Borrower shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (3) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (4) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or
(3) above; or (5) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               10(h) One or more judgments or decrees shall be entered against the Borrower involving claims not paid or fully covered by insurance and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

               10(i) Two or more Mortgage Loans held by Lender as Collateral hereunder shall cease to be Eligible Mortgage Loans during any thirty (30) calendar day period; or

               10(j) The Borrower shall default in the observance or performance of any Affiliate Obligation;

     THEN, automatically upon the occurrence of an Event of Default under Paragraph 9(g) above, and, in all other cases, at the option of Lender, Lender's obligation to make Loans hereunder shall terminate and/or the principal balance of outstanding Loans and interest accrued but unpaid thereon shall become immediately due and payable. Upon the occurrence of an Event of Default, Lender may, at its option and without notice to or demand upon the Borrower, and in addition to all other rights and remedies hereunder or otherwise at law or in equity, (1) foreclose or otherwise enforce Lender's security interest in the Collateral in any manner permitted by law or provided for hereunder; (2) notify, or request that the Borrower notify, each Approved Investor to make any payment under the applicable Take-Out Commitment directly to Lender; (3) sell or otherwise dispose of the Collateral or any part thereof at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Lender may determine; (4) require the Borrower to assemble the Collateral and/or books and records relating thereto and make such available to Lender at a place to be designated by Lender; (5) enter onto property where any Collateral or books and records relating thereto are located and take thereof with or without judicial process; (6) prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate; and (7) recover from the Borrower all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by Lender in exercising any right, power or remedy provided by this Agreement or by law. The Borrower shall be given five (5) business days' prior notice of the time and place of any public sale of Collateral or of the time after which any private sale or other intended disposition of Collateral is to be made, which notice the Borrower on its behalf hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant hereto, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of the Borrower, and the Borrower specifically waives (to the fullest extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Lender agrees that upon payment in full of the Obligations, it will deliver any remaining Collateral or Proceeds to the Person or Persons legally entitled thereto.

     11.  MISCELLANEOUS PROVISIONS.

          11(a) ASSIGNMENT. The Borrower may not assign its rights or obligations under this Agreement without the prior written consent of Lender, and any such assignment shall in the absence of Lender's written consent be null and void. Lender may sell, transfer, assign or participate any of its interests or rights hereunder to any Person in Lender's sole discretion without the consent of the Borrower. Any transferee or assignee of all or a portion of Lender's interest in Loans and/or commitments to lend hereunder shall, (1) upon the written notice from Lender to the Borrower, be and become a "Lender" for all purposes hereunder to the extent of its interest in such Loans and/or commitments or (2) shall hold such interest of Lender or portion thereof as Secured Party of Lender without assuming any of Lender's obligations hereunder. The Borrower hereby expressly acknowledges that, in connection with Lender's procurement of financing from one or more financial institutions, Lender may assign, pledge or grant a security interest to such financial institutions in the Loans, the Note and all Collateral securing the Borrower's Obligations hereunder, including but not limited to the Mortgage Loans constituting the Warehouse Borrowing Base (a "Collateral Assignment"). The Borrower hereby agrees that any financial institution accepting a Collateral Assignment will be under no obligation to honor Lender's commitments to lend hereunder at any time, including, without limitation, after such financial institution has foreclosed its security interest in the Borrower's Note or Notes hereunder. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the Borrower, its successors and assigns.

          11(b) AMENDMENT. This Agreement may not be amended or modified in any manner unless such amendment or modification is in writing and signed by Lender and the Borrower.

          11(c) CUMULATIVE RIGHTS; NO WAIVER. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

          11(d) ENTIRE AGREEMENT; SEVERABILITY. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. If any provision of this Agreement is prohibited by or invalid under any statute or regulation, such provision shall be ineffective and deemed deleted herefrom to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11(e) SURVIVAL. All representations, warranties, covenants and agreements herein contained on the part of the Borrower shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

          11(f) NOTICES. All notices given by either party to the other shall be in writing, delivered personally, by telecopier, or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth in the Variable Terms Letter. Either party may change the address to which notices are to be sent by notice of such change to the other party given as provided herein.

          11(g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California, without reference to conflict of laws principles.

          11(h) INDEMNIFICATION. In addition to the payment of expenses pursuant to Paragraph 7(f) above, whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby agrees to indemnify Lender, its successors and assigns, and their respective officers, directors, employees, agents, bailees, custodians and representatives (the "Indemnitees") and hold the Indemnitees harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, attorneys' fees and special or consequential damages) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by the Indemnitees in any way (1) relating to or arising out of the Loan Documents or any documents contemplated by or referred to therein or in the transactions contemplated hereby or thereby or any action taken or omitted to be taken by any Indemnitee in connection with the foregoing; provided, however, that the Borrower shall not be liable for any portion of any such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or disbursements arising out of or resulting from the gross negligence or willful misconduct of any Indemnitee, or (2) in any manner resulting from any action taken or omitted to be taken by any Indemnitee with respect to the Collateral in accordance with the written instruction of the Borrower given as permitted hereunder. The indemnification obligations of the Borrower under this Paragraph 10(h) shall survive termination of this Agreement and payment in full of the Obligations. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

          11(i) SHARING OF INFORMATION. The Borrower hereby acknowledges and agrees that Lender may from time to time share information related to its business activities, including but not limited to information related to the Borrower and the credit facility evidenced by this Agreement, with one or more of Lender's lenders and/or investors and with Lender's Affiliates, including but not limited to INMC Mortgage Holdings, Inc., Independent National Mortgage Corporation ("Indy Mac"), Guaranty Asset Protection Services, Inc. and Countrywide Home Loans, Inc. Such shared information may include, among other things, items considered confidential or proprietary, such as financial statements, credit and operational data, and investor relationships, in each case involving the Borrower, its officers, directors, and principals.

     12. DEFINITIONS. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "AFFILIATE" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person. As to any Borrower hereunder, the term "Affiliate" shall include any officer, partner, shareholder or director, and any member of the immediate family of such Person or such Person's spouse.

     "AFFILIATE OBLIGATIONS" shall mean any and all debts, obligations and liabilities of the Borrower to any Affiliate of Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to any contract, instrument or agreement binding on the Borrower and such Affiliate of Lender, including but not limited to the Indy Mac and Affiliates Seller Guide, and any related seller or servicer contracts or agreements.

     "AGREEMENT" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

     "APPLICABLE RATE" shall mean either the Prime Rate or the LIBO Rate, as specified in the Variable Terms Letter.

     "APPLICABLE REDUCTION AMOUNT" shall have the meaning given such term in Paragraph 3(h) above.

     "APPROVED INVESTOR" shall mean any of those investors and/or purchasers approved by Lender and listed on SCHEDULE A to the Variable Terms Letter which Schedules may in each case be modified by Lender from time to time in its sole discretion upon delivery of a new Schedule or Schedules (as applicable) to the Borrower.

     "APPROVED INVESTOR TAKE-OUT RATIO" shall mean the ratio, calculated as a percentage, of (a) all Mortgage Loans included in the Warehouse Borrowing Base and delivered pursuant to Take-Out Commitments to those Approved Investors which are not Affiliates of Lender, to (b) all Mortgage Loans included in the Warehouse

Borrowing Base and delivered pursuant to Take-Out Commitments to all Approved Investors, whether or not such Approved Investors are Affiliates of Lender.

     "CODE" shall mean the Internal Revenue Code of 1986, as the same may from time to time be supplemented or amended.

     "COLLATERAL" shall mean the following:

          (a) All Mortgage Loans, now owned and hereafter acquired (through origination or purchase) by the Borrower, which are delivered or pledged to Lender or its agent or custodian, including, without limitation, all promissory notes or other instruments or agreements evidencing the indebtedness of the Obligors thereon, all mortgages, deeds to secure debt, trust deeds and security agreements related thereto, all rights to payment thereunder, all rights in the Property securing payment of the indebtedness of the Obligors thereunder, or which are the subject of such Mortgage Loans, all rights in the shares of stock and proprietary lease related to any cooperative units which are the subject of such Mortgage Loans, all rights under documents related to any of the foregoing, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, fire and extended coverage insurance policies, builders "all risk" insurance policies (including any return premiums) and FHA insurance and VA guaranties, all rights in cash deposits consisting of impounds, insurance premiums or other funds held on account thereof;

          (b) All rights of the Borrower (but not its obligations) under all Take-Out Commitments, now existing and hereafter arising, covering any part of the foregoing Collateral, all rights to deliver such Mortgage Loans to permanent investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Collateral pursuant thereto;

          (c) All now existing and hereafter established accounts maintained with broker-dealers by Borrower for the purpose of carrying out transactions under Take-Out Commitments relating to any part of the foregoing Collateral;

          (d) All now existing and hereafter arising rights of the Borrower to service, administer and/or collect Mortgage Loans included as Collateral hereunder, and any and all rights to the payment of monies on account thereof;

          (e) All now existing or hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the foregoing Collateral, including the Funding Account;

          (f) All now existing and hereafter acquired files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of the Borrower relating to the foregoing Collateral (including all information, records, data, programs, tapes, discs, and cards necessary or helpful in the administration or servicing of the foregoing Collateral);

          (g) All deposit accounts of the Borrower or deposit accounts containing funds of the Borrower, now existing and hereafter established, with any financial institution into which Proceeds of the foregoing Collateral are at any time deposited, and any and all funds at any time held in any such account; and

          (h) All products and Proceeds of the foregoing Collateral.

     "COLLATERAL CONFIRMATION AGREEMENT" shall mean an agreement relating to a Mortgage Loan described in subparagraph (o) of the definition of"Eligible Mortgage Loan" below, in the form of Exhibit G hereto.

     "COLLATERAL VALUE" shall mean, with respect to the Warehouse Borrowing Base, the sum of the Unit Collateral Values for all Types of Mortgage Loans included in the Warehouse Borrowing Base at any date.

     "CONTACT OFFICE" shall mean that office of Lender set forth in the Variable Terms Letter.

     "CONTRACTUAL OBLIGATION" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "CREDIT LIMIT" shall mean the aggregate amount of credit at any time outstanding agreed to be made available by Lender to the Borrower from time to time hereunder, to and including the Maturity Date, as set forth in the Variable Terms Letter.

     "EFFECTIVE DATE" shall mean the date on which all of the conditions precedent set forth in Paragraph 5(a) are satisfied.

     "ELIGIBLE COMMITTED CONFORMING MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is an Eligible Mortgage Loan;

          (b) Said Mortgage Loan is at all times (1) eligible to be insured by the FHA and/or guaranteed by the VA, and there is no fact or circumstance which would result in such Mortgage Loan not being eligible to be insured by the FHA or guaranteed by the VA, as the case may be, and/or (2) fully conforms to all underwriting and other requirements of Fannie Mae or Freddie Mac; and

          (c) The Unit Collateral Value of said Mortgage Loan, when added to the Unit Collateral Value of all other Eligible Committed Conforming Mortgage Loans included in the Warehouse Borrowing Base, does not exceed the dollar amount or percentage, as applicable, set forth in the Variable Terms Letter for such Type of Mortgage Loan under any of the following restrictions: (I) "Applicable Sublimit," (2) "Minimum Prior Approval Percentage" or (3) "Minimum Rate Lock Percentage."

     "ELIGIBLE COMMITTED CONSTRUCTION MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (in the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is an Eligible Mortgage Loan;

          (b) The Property is either a single-family residence contracted to be remodeled or unimproved real estate on which a single-family residence is contracted to be constructed;

          (c) Said Mortgage Loan does not have a Loan-to-Value Ratio greater than sixty percent (60%), calculated on the basis of the principal amount outstanding at the time the related Loan Request Form is submitted to Lender;

          (d) The single-family residence contracted to be remodeled or constructed on the related Property shall be scheduled to be completed within twelve (12) months of the date said Mortgage Loan was originated;

          (e) Said Mortgage Loan has been specifically approved by Lender in writing for inclusion in the Warehouse Borrowing Base;

          (f) The original principal amount of said Mortgage Loan did not exceed the amount set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Maximum Original Principal Amount;" and

          (g) The Unit Collateral Value of said Mortgage Loan, when added to the Unit Collateral Value of all other Eligible Committed Construction Mortgage Loans included in the Warehouse Borrowing Base, does not exceed the dollar amount or percentage, as applicable, set forth in the Variable Terms Letter for such Type of Mortgage Loan under any of the following restrictions: (1) "Applicable Sublimit," (2) "Minimum Prior Approval Percentage" or (3) "Minimum Rate Lock Percentage."

     "ELIGIBLE COMMITTED COOPERATIVE MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is an Eligible Mortgage Loan;

          (b) The Obligor on said Mortgage Loan has the exclusive right to occupy a single-family dwelling in the applicable cooperative housing project;

          (c) The cooperative housing project in which the Obligor's single-family dwelling is located qualifies as a "cooperative housing corporation" under Section 216 of the Code;

          (d) Said cooperative housing project is designed principally for residential use, consists of five or more single-family dwelling units, and is located in an area that has a demonstrated market acceptance for the cooperative form of ownership;

          (e) Said Mortgage Loan is secured by a first priority Lien which covers the related cooperative unit that is represented by stock or shares in the applicable cooperative housing corporation (or by a membership certificate or other contractual agreement evidencing ownership) and the proprietary lease appurtenant to such cooperative unit, all pursuant to a valid and binding security agreement;

          (f) The Obligor on said Mortgage Loan has the right to occupy the related cooperative unit for a period of time that extends at least to the maturity date of such Mortgage Loan;

          (g) The cOoperative housing project related to said Mortgage Loan is not: (I) a cooperative hotel or timeshare project, (2) subject to a leasehold estate, (3) a limited equity cooperative, or (4) subject to any resale restrictions that could have an adverse affect on the security of such Mortgage Loan;

          (h) The developer or sponsor of the applicable cooperative housing project does not have any ownership interest or other rights in the related real estate or facilities, other than the interest or rights it has in relation to any unsold units, and the unsold units owned by such developer or sponsor do not constitute more than fifty percent (50%) by number or value of the units in such cooperative housing project;

          (i) The original principal amount of said Mortgage Loan did not exceed the amount set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Maximum Original Principal Amount;"

          (j) If the original principal amount of said Mortgage Loan exceeded the "Maximum Original Principal Amount" set forth in the Variable Terms Letter for Eligible Committed Non-Conforming Mortgage Loans, said Mortgage Loan has been specifically approved by Lender in writing for inclusion in the Warehouse Borrowing Base;

          (k) The Unit Collateral Value of said Mortgage Loan, when added to the Unit Collateral Value of all other Eligible Committed Cooperative Loans included in the Warehouse Borrowing Base, does not exceed the dollar amount or percentage, as applicable, set forth in the Variable Terms Letter for such Type of Mortgage Loan under any of the following restrictions: (I) "Applicable Sublimit," (2) "Minimum Prior Approval Percentage, or (3) "Minimum Rate Lock Percentage."

     "ELIGIBLE COMMITTED NON-CONFORMING MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is an Eligible Mortgage Loan;

          (b) Said Mortgage Loan conforms to_the underwriting and other requirements of Fannie Mae or Freddie Mac with respect to Obligor credit quality and condition of the Property in all material respects, and meets nationally recognized secondary market standards for "A" grade Mortgage Loans;

          (c) The original principal amount of said Mortgage Loan did not exceed the amount set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Maximum Original Principal Amount;" and

          (d) The Unit Collateral Value of said Mortgage Loan, when added to the Unit Collateral Values of all other Eligible Committed Non-Conforming Mortgage Loans included in the Warehouse Borrowing Base, does not exceed the dollar amount or percentage, as applicable, set forth in the Variable Terms Letter for such Type of Mortgage Loan under any of the following restrictions: (1) "Applicable Sublimit," (2) "Minimum Prior Approval Percentage" or (3) "Minimum Rate Lock Percentage."

     "ELIGIBLE COMMITTED SECOND MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is an Eligible Mortgage Loan;

          (b) Said Mortgage Loan is secured by a second priority deed of trust (or mortgage) on the related Property consisting of a completed one-to-four unit family residence;

          (c) Said Mortgage Loan fully conforms to all underwriting and Obligor credit requirements of Fannie Mae or Freddie Mac with respect to Obligor credit quality and condition of the related Property in all material respects, and meets nationally recognized secondary market standards for "A" grade Mortgage Loans;

          (d) Said Mortgage Loan fully conforms to all underwriting and other requirements of the Approved Investor under the applicable Take-Out Commitment, and the Borrower is approved to sell Mortgage Loans to such Approved Investor on a delegated underwriting basis;

          (e) If the Loan-to-Value Ratio for said Mortgage Loan exceeds ninety percent (90%) (including for the purpose of such calculation the outstanding principle amount of any first Mortgage Loan secured by the related Property), the Borrower has been specifically approved by Lender, as indicated in the Variable Terms Letter, to originate such type of Mortgage Loan, the identity of the Approved Investors that have issued Take-Out commitments covering said Type of Mortgage Loan have been specifically approved by Lender, and such Approved Investor has specifically pre-approved in writing the purchase of said Mortgage Loan, with evidence of such prior approval having been provided to Lender prior to the funding of said Mortgage Loan;

          (f) If said Mortgage Loan provides for the extension of a home equity or analogous line of credit, the Borrower has provided Lender with conclusive evidence of the amount funded thereunder on or prior to the date such Mortgage Loan is proposed for inclusion in the Warehouse Borrowing Base, and no additional draws shall be permitted until such Mortgage Loan is purchased by the applicable Approved Investor;

          (g) The original principal amount of said Mortgage Loan was not less than $5,000, and did not exceed the amount set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Maximum" Original Principal Amount;" and

          (h) The Unit Collateral Value of said Mortgage Loan, when added to the Unit Collateral Values of all other Eligible Committed Second Mortgage Loans included in the Warehouse Borrowing Base, does not exceed the dollar amount or percentage, as applicable, set forth in the Variable Terms Letter for such Type of Mortgage Loan under any of the following restrictions: (l) "Applicable Sublimit," (2) "Minimum Prior Approval Percentage" or (3) "Minimum Rate Lock Percentage."

     "ELIGIBLE COMMITTED SUPER JUMBO MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is an Eligible Mortgage Loan;

          (b) Said Mortgage Loan conforms to the underwriting requirements of Fannie Mae or Freddie Mac with respect to Obligor credit quality and condition of the related Property in all material respects, except as to acceptable original principal balance, and meets nationally recognized secondary market standards for "A" grade Mortgage Loans;

          (c) The original principal amount of said Mortgage Loan did not exceed the amount set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Maximum Original Principal Amount;"

          (d) Said Mortgage Loan has been specifically pre-approved in writing by Lender for inclusion in the Warehouse Borrowing Base; and

          (e) The Unit Collateral Value of said Mortgage Loan, when added to the Unit Collateral Values of all other Eligible Committed Super Jumbo Conforming Mortgage Loans included in the Warehouse Borrowing Base, does not exceed the dollar amount or percentage, as applicable, set forth in the Variable Terms Letter for such Type of Mortgage Loan under any of the following restrictions:
(1) "Applicable Sublimit," (2) "Minimum Prior Approval Percentage" or (3) "Minimum Rate Lock Percentage."

     "ELIGIBLE MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and the Borrower by including such Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms.

          (b) Said Mortgage Loan is genuine in all respects as appearing on its face or as represented in the books and records of the Borrower, and all information set forth therein is accurate and complete.

          (c) Said Mortgage Loan is free of any default of any party thereto (including the Borrower); and in any event said Mortgage Loan is free of any counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.

          (d) No payment under said Mortgage Loan is more than sixty (60) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage).

          (e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein.

          (f) Said Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act, the federal Real Estate Settlement Procedures Act, the federal Truth in Lending Act and the regulations promulgated under any such laws and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other acts required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required.

          (g) All advance payments and other deposits on said Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Borrower to the Obligor, and other than as disclosed to Lender in writing there have been no prepayments on said Mortgage Loan.

          (h) At all times said Mortgage Loan will be free and clear of all Liens, encumbrances, charges, rights and interests of any kind, except in favor of Lender.

          (i) The Property covered by said Mortgage Loan is insured against loss or damage by fire and all other hazards and risks normally included within standard extended coverage, and in the case of an Eligible Committed Construction Mortgage Loan, builder's "all risk" insurance (including "course of construction" coverage), in each case in accordance with the provisions of said Mortgage Loan; and either the Borrower is named as a loss payee on the applicable policy, or, in the case of an Eligible Committed Cooperative Mortgage Loan, the applicable cooperative housing corporation is named as a loss payee on the applicable policy.

          (j) The Property covered by said Mortgage Loan is free and clear of all Liens except a first priority Lien in favor of the Borrower, which has assigned such Liens to Lender, subject only to (1) the Lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not materially adversely affect the appraised value of the Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related Property; and (4) a prior first Lien to the extent permitted under the definition of Eligible Committed Second Mortgage Loan.

          (k) If said Mortgage Loan has been withdrawn from the possession of Lender on terms and subject to conditions set forth in Paragraph 4(c) above: (1) and said Mortgage Loan was withdrawn by the Borrower for purposes of correcting clerical or other non-substantive documentation problems, the Required Documents relating to said Mortgage Loan were returned to Lender within five (5) business days from the date of withdrawal; (2) and said Mortgage Loan was shipped by the Lender directly to a permanent investor for purchase, the full purchase price therefor has been received by the Lender (or said Mortgage Loan has been returned to the Lender) within the Permissible Warehouse Period (plus, if applicable, the Permissible Extension Period).

          (l) Said Mortgage Loan is covered by a Take-Out Commitment issued by an Approved Investor which is in full force and effect, and the Borrower and said Mortgage Loan are in full compliance therewith.

          (m) The date of the underlying promissory note is no earlier than one hundred and eighty (180) days prior to the date said Mortgage Loan is first included in the Warehouse Borrowing Base.

          (n) Unless said Mortgage Loan is an Eligible Committed Construction Mortgage Loan, the improvements on the Property related to such Mortgage Loan consists of a completed one-to-four family residence or and individual cooperative apartment;

          (o) There has been delivered to Lender for such Mortgage Loan the Required Collateral Documents therefor prior to the inclusion of such Mortgage Loan in the Warehouse Borrowing Base; provided, however, that even if such Required Collateral Documents have not been so delivered to Lender, such Mortgage Loan may still qualify as an "Eligible Mortgage Loan" if:

               (1) Lender has received an original executed agreement in the form of Exhibit G hereto (a "Collateral Confirmation Agreement") relating to said Mortgage Loan (and any additional documents or information required under the Variable Terms Letter), at or prior to 10:00 a.m. (Los Angeles time) on the
     date such Mortgage Loan is first included in the Warehouse Borrowing Base (or a facsimile transmission of an executed Collateral Confirmation Agreement with the original delivered to Lender no later than 2:00 p.m. (Los Angeles time) on the next succeeding business day);

               (2) Lender has received a telefacsimile transmission of a copy of the original promissory note evidencing the indebtedness of the Obligor under such Mortgage Loan prior to 2:00 p.m. (Los Angeles time) on the next succeeding business day after such Mortgage Loan is first included in the Warehouse Borrowing Base;

               (3) The Required Collateral Documents are delivered to Lender within two (2) business days after such Mortgage Loan is first included in the Warehouse Borrowing Base; and

               (4) The Unit Collateral Value of such Mortgage Loan, when added to (i) the Unit Collateral Values of all other Eligible Mortgage Loans included in the Warehouse Borrowing Base pursuant to Collateral Confirmation Agreements and (ii) the Unit Collateral Values of all Eligible Mortgage Loans which are not closed and recorded, does not exceed the Wet Funded Loan Limit.

          (p) With respect to any Eligible Mortgage Loan which is included in the Warehouse Borrowing Base pursuant to a Collateral Confirmation Agreement but not closed and recorded, the Borrower has confirmed to Lender within two (2) business days after the Mortgage Loan is first included in the Warehouse Borrowing Base that closing and recordation has occurred.

          (q) Said Mortgage Loan is not subject to any servicing arrangement with any Person other than the Borrower nor are any servicing rights relating to such Mortgage Loan subject to any Lien, claim, interest or negative pledge in favor of any Person other than as permitted hereunder.

          (r) Said Mortgage Loan has not been included in the Warehouse Borrowing Base for a period in excess of the Permissible Warehouse Period for the applicable Type of Mortgage Loan or, with written approval of the Lender, a period in excess of the Permissible Extension Period for the applicable Type of Mortgage Loan.

          (s) Said Mortgage Loan was originated and underwritten by the Borrower.

          (t) Said Mortgage Loan was closed through an escrow or closing agent approved by Lender in its sole discretion.

     "ELIGIBLE SUBPRIME MORTGAGE LOAN" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

          (a) Said Mortgage Loan is an Eligible Mortgage Loan except to the extent set forth in subparagraphs (b) through (d) below;

          (b) Said Mortgage Loan fully conforms to all underwriting and other requirements of the Approved Investor under the applicable Take-Out Commitment, but does not conform to all underwriting and other requirements of Fannie Mae, Freddie Mac, FHA or VA, is ineligible for purchase by Fannie Mae, Freddie Mac or any of the nationally recognized mortgage conduits pursuant to one of their mainstream "A" grade programs, and is ineligible to be insured by the FHA or guaranteed by the VA;

          (c) The Approved Investor that issued the Take-Out Commitment covering said Mortgage Loan, if any, has been specifically approved by Lender and is listed in the Variable Terms Letter under the heading "Approved Investors;"

          (d) Said Mortgage Loan does not have a Loan-to-Value Ratio greater than ninety percent (90%);

          (e) The original principal amount of said Mortgage Loan did not exceed the amount set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Maximum Original Principal Amount;"

          (f) The Unit Collateral Value of said Mortgage Loan, when added to the Unit Collateral Values of all other Eligible Subprime Mortgage Loans included in the Warehouse Borrowing Base, does not exceed the dollar amount or percentage, as applicable, set forth in the Variable Terms Letter for such Type of Mortgage Loan under any of the following restrictions: (I) "Applicable Sublimit," (2) "Minimum Prior Approval Percentage" or (3) "Minimum Rate Lock Percentage;" and

          (g) If the Minimum Rate Lock Percentage or Minimum Prior Approval Percentage required of the Borrower for Eligible Subprime Mortgage Loans is less than one hundred percent (100%), the Borrower is approved to sell such Type of Mortgage Loan to the Approved Investor under the applicable Take-Out Commitment on a delegated underwriting basis.

     "EVENT OF DEFAULT" shall have the meaning set forth in Paragraph 9 above.

     "EXCEPTION MORTGAGE LOAN" shall mean a Mortgage Loan which is not any other Type of Mortgage Loan, but which has been specifically preapproved in writing by Lender for inclusion in the Warehouse Borrowing Base. By accepting a Mortgage Loan as an Exception Mortgage Loan for inclusion in the Warehouse Borrowing Base, Lender shall not be deemed to have: (a) made any representation or warranty with respect thereto, (b) undertaken any review of the sufficiency or completeness of such Collateral, or (c) verified in any manner or to any extent the representations and warranties of the Borrower with respect thereto, and the Borrower should not rely on the acceptance of such Mortgage Loan as an Eligible Mortgage Loan for inclusion in the Warehouse Borrowing Base as any such verification by Lender.

     "FAIR MARKET VALUE" shall mean at any date, with respect to any Eligible Mortgage Loan (or related Property), the fair market value of such Eligible Mortgage Loan (or related Property), in each case at such date and as determined by Lender in its reasonable business judgment.

     "FANNIE MAE" shall mean the Federal National Mortgage Association and any successor thereto.

     "FEES" shall have the respective meanings set forth next to such terms in the Variable Terms Letter.

     "FHA" shall mean the Federal Housing Administration and any successor thereto.

     "FREDDIE MAC" shall mean the Federal Home Loan Mortgage Corporation and any successor thereto.

     "FUNDING ACCOUNT" shall mean the account of the Borrower maintained in the Borrower's name alone with a depositary institution acceptable to Lender, into which Lender deposits proceeds of Loans from time to time, as described in the Variable Terms Letter.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "GNMA" shall mean the Government National Mortgage Association and any successor thereto.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "INDEBTEDNESS" of any Person shall mean all items of indebtedness which, in accordance with generally accepted accounting principles and practices, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations and shall also include all liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     "LIBO RATE" shall mean the rate per annum (rounded up to the nearest one-eighth of one percent (0.125%)) published in the WALL STREET JOURNAL as offered to prime banks in the London interbank market on the first business day of the calendar month during which the applicable Loan is funded, which rate shall be adjusted on the first business day of each succeeding calendar month during which such Loan is outstanding, for deposits in immediately available funds, in lawful money of the United States, of amounts comparable to the principal amount of the Loan requested or funded, in each case with reference to the rate applicable for a thirty (30) day interest period.

     "LIEN" shall mean any security interest, mortgage, pledge, lien, claim, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "LOAN" AND "LOANS" shall have the meaning given such term in Paragraph 1(a) above.

     "LOAN DOCUMENTS" shall mean this Agreement, the Variable Terms Letter, the Note or Notes, the Additional Credit Support Documents, and any other document, instrument or agreement executed by the Borrower in connection therewith.

     "LOAN REQUEST FORM" shall have the meaning given such term in Paragraph 3(a) above.

     "LOAN-TO-VALUE RATIO" shall mean, with respect to any Mortgage Loan, the ratio of (a) the aggregate indebtedness secured by the subject Property (including the indebtedness represented by such Mortgage Loan) at the date the loan represented by such Mortgage Loan was made, to (b) the lower of the appraised value or the Fair Market Value of such Property at such date (plus, in the case of an Eligible Committed Construction Mortgage Loan, any construction costs prepaid by the Obligor thereon).

     "MARGIN" shall have the respective meaning set forth next to such term in the Variable Terms Letter.

     "MATURITY DATE" shall mean the date set forth in the Variable Terms Letter (as such date may be expressly extended from time to time in writing by Lender in its sole discretion).

     "MINIMUM PRIOR APPROVAL PERCENTAGE" shall mean, for each Type of Mortgage Loan included in the Warehouse Borrowing Base at any time, the Prior Approval Percentage required to be maintained by the Borrower, as set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Applicable Sublimits."

     "MINIMUM RATE LOCK PERCENTAGE" shall mean, for each Type of Mortgage Loan included in the Warehouse Borrowing Base at any time, the Rate Lock Percentage required to be maintained by the Borrower, as set forth in the Variable Terms Letter for such Type of Mortgage Loan under "Applicable Sublimits."

     "MORTGAGE LOAN" shall mean a loan, secured by either real estate or shares of stock allocated to a cooperative unit, made by the Borrower to an Obligor or acquired by the Borrower, including, without limitation: (a) a promissory note and related deed of trust (or mortgage) and/or security agreement; (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance, all fire and extended coverage policies, and all builder's "all risk" insurance policies, and all rights of the Borrower and/or the applicable cooperative housing corporation to return premiums or payments with respect thereto; (c) all right, title and interest of the Borrower in (1) the Property covered by such deed of trust (or mortgage), or (2) the shares of stock allocated to the cooperative unit (and the lease appurtenant thereto) covered by such security agreement; and (d) the Take-Out Commitment, if any, related thereto.

     "OBLIGATIONS" shall mean any and all debts, obligations and liabilities of the Borrower to Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

     "OBLIGOR" shall mean the individual or individuals obligated to pay the indebtedness which is the subject of a Mortgage Loan.

     "PERMISSIBLE EXTENSION PERIOD" shall mean for any Type of Mortgage Loan the period of time set forth in the Variable Terms Letter.

     "PERMISSIBLE WAREHOUSE PERIOD" shall mean for any Type of Mortgage Loan the period of time set forth in the Variable Terms Letter.

     "PERMITTED SECURED DEBT" shall mean that Indebtedness which is set forth in the Variable Terms Letter as Permitted Secured Debt.

     "PERSON" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

     "POTENTIAL DEFAULT" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "PRIME RATE" shall mean a rate per annum equal to the prime rate of interest charged by money center banks, as published in the Wall Street Journal, changing when and as of the date said prime rate changes.

     "PRIOR APPROVAL" shall mean, for any Mortgage Loan, a specific determination by the applicable Approved Investor that such Mortgage Loan has been underwritten and approved for purchase in accordance with the terms and conditions of the related Take-Out Commitment (including, in the case of any Eligible Committed Construction Mortgage Loan, approval of the contingency reserve, the interest reserve, the builder, the construction budget, the construction contract and the architectural plans), with such approval subject only to such customary and non-material terms and conditions which can, in the reasonably anticipated course of events, be fully complied with prior to the expiration thereof, and such approval shall be evidenced by a certificate satisfactory in form and substance to Lender which is provided to Lender at the time the related Loan Request Form is submitted to Lender.

     "PRIOR APPROVAL PERCENTAGE" shall mean, for each Type of Mortgage Loan included in the Warehouse Borrowing Base at any time, a number expressed as a percentage, calculated by dividing (x) the aggregate Unit Collateral Value of all Mortgage Loans of the same Type subject to a Prior Approval, by (y) the aggregate Unit Collateral Value of all Mortgage Loans of such Type, whether or not subject to a Prior Approval.

     "PROCEEDS" shall mean whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     "PROPERTY" shall mean the real property, including the improvements thereon, and the personal property (tangible and intangible) which are encumbered pursuant to a Mortgage Loan.

     "RATE LOCK" shall mean, for any Mortgage Loan, a specific commitment by the applicable Approved Investor to purchase such Mortgage Loan for an agreed upon price based on the interest rate and other principal characteristics appurtenant to such Mortgage Loan, which commitment shall be in effect for a period of time sufficient to enable such Approved Investor, in the reasonably anticipated course of events, to consummate such purchase.

     "RATE LOCK PERCENTAGE" shall mean, for each Type of Mortgage loan included in the Warehouse Borrowing Base at any time, a number expressed as a percentage, calculated by dividing (x) the aggregate Unit Collateral Value of all Mortgage Loans of the same Type subject to a Rate Lock, by (y) the aggregate Unit Collateral Value of all Mortgage Loans of such Type, whether or not subject to a Rate Lock.

     "REQUIRED COLLATERAL DOCUMENTS" shall mean: (a) with respect to any Mortgage Loan other than an Eligible Committed Cooperative Mortgage Loan, those documents and items listed in Exhibit H-1 hereto, and (b) with respect to a Mortgage Loan that is an Eligible Committed Cooperative Mortgage Loan, those documents and items listed in Exhibit H-2 hereto.

     "REQUIREMENTS OF LAW" shall mean as to any Person the Articles or Certificate of Incorporation and By- Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SETTLEMENT ACCOUNT" shall mean an account of the Lender maintained in the Lender's name alone with a depositary institution acceptable to Lender for the purpose of receiving payments from Approved Investors in respect of Mortgage Loans purchased by such Approved investors.

     "SETTLEMENT DATE" shall mean, in the case of any Types of Eligible Mortgage Loans as specified in the Variable Terms Letter the date on which the purchaser of such Mortgage Loan pays all amounts due in connection with the sale of such Mortgage Loan to the Settlement Account.

     "TAKE-OUT COMMITMENT" with respect to any Mortgage Loan shall mean a bona fide current, unused and unexpired commitment, in form and substance acceptable to Lender, made by Fannie Mae, Freddie Mac, an Approved Investor or another financial institution acceptable to Lender, under which said institution agrees, prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to acquire said Mortgage Loan, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

     "TANGIBLE NET WORTH" shall mean the sum of the amounts set forth on the consolidated balance sheet of the Borrower, prepared in accordance with GAAP as
(a) the par or stated value of all outstanding common stock, (b) paid-in capital and (c) retained earnings, less the sum of (1) goodwill, including any amounts (however designated on such balance sheet) representing the cost of acquisitions or Subsidiaries in excess of underlying tangible assets, together with costs allocated to the purchase or origination of the Borrower's servicing portfolio or any part thereof, (2) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to unamortized debt discount and expense, and organizational expenses) and (3) loans to, or investments in, affiliates, officers or employees.

     "TYPE" shall mean, for any Mortgage Loan, an Eligible Committed Conforming Mortgage Loan, an Eligible Committed Non-Conforming Mortgage Loan, an Eligible Committed Super Jumbo Mortgage Loan, an Eligible Subprime Mortgage Loan, an Eligible Committed Second Mortgage Loan, an Eligible Committed Cooperative Loan, an Eligible Committed Construction Mortgage Loan, an Eligible Foreclosure Mortgage Loan, an Eligible Repurchase Mortgage Loan, or an Exception Mortgage Loan.

     "UNIT COLLATERAL VALUE" shall have the meaning, as to each Type of Mortgage Loan, set forth in the Variable Terms Letter.

     "VA" shall mean the Department of Veterans Affairs and any successor thereto.

     "VARIABLE TERMS LETTER" shall mean any letter from time to time addressed to the Borrower and duly executed by Lender and the Borrower, referencing this Agreement and setting forth the specifics of certain terms and provisions hereof.

     "WAREHOUSE BORROWING BASE" shall mean at any date all Eligible Committed Conforming Mortgage Loans, and Exception Mortgage Loans which have been designated by the Borrower and accepted by Lender for inclusion in the computation of the Collateral Value of the Warehouse Borrowing Base, and (a) the Required Documents for which have been delivered to Lender (or any custodian appointed by Lender) or (b) to the extent the Borrower is permitted to utilize Collateral Confirmation Agreements in connection with the delivery of Eligible Mortgage Loans to Lender or its custodian, which Mortgage Loans have been so designated on a duly executed Collateral Confirmation Agreement, and in each case constitute collateral security for the Obligations.

     "WET FUNDED LOAN LIMIT" shall mean the aggregate Unit Collateral Value, if any, of Eligible Mortgage Loans which may be pledged to Lender pursuant to a Collateral Confirmation Agreement at any date as set forth in the Variable Terms Letter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BORROWER:                       HOME FINANCING CENTERS, INC., a Massachusetts
                                corporation


                                By: /s/ Gary J. Kovner
                                    --------------------------------------
                                Name: Gary J. Kovner
                                    --------------------------------------
                                Title: President
                                    --------------------------------------


LENDER: INDYMAC MORTGAGE HOLDINGS, INC., a Delaware corporation, doing business as WAREHOUSE LENDING CORPORATION OF AMERICA


                                By: /s/ Kattya Izquierod
                                    --------------------------------------
                                Name: Kattya Izquierod
                                    --------------------------------------
                                Title: Vice President
                                    --------------------------------------